Registration No. 333-_________

    As filed with the Securities and Exchange Commission on October 15, 2008



                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ___________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933



                            Oritani Financial Corp.
             (Exact Name of Registrant as Specified in its Charter)

         Federal                                        22-3617966
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)


                                370 Pascack Road
                    Township of Washington, New Jersey 07676
                    (Address of Principal Executive Offices)

               Oritani Financial Corp. 2007 Equity Incentive Plan
                            (Full Title of the Plan)


                                   Copies to:




      Mr. Kevin J. Lynch                             Marc P. Levy, Esquire
Chairman of the Board, President and         Luse Gorman Pomerenk & Schick, P.C.
     Chief Executive Officer                5335 Wisconsin Ave., N.W., Suite 400
     Oritani Financial Corp.                     Washington, DC 20015-2035
      370 Pascack Road                               (202)  274-2000
Township of Washington, New Jersey 07676
      (201) 664-5400
(Name, Address and Telephone
 Number of Agent for Service)



                         CALCULATION OF REGISTRATION FEE

====================================================================================================================
         Title of                                     Proposed               Proposed
        Securities                Amount               Maximum                Maximum               Amount of
          to be                   to be            Offering Price            Aggregate            Registration
        Registered            Registered(1)           Per Share           Offering Price               Fee
--------------------------------------------------------------------------------------------------------------------
Common stock, par value
$0.01 per share                794,823 (2)         $16.14 (6)            $12,828,443                $504
--------------------------------------------------------------------------------------------------------------------
Common stock, par value
$0.01 per share              1,788,352 (3)         $15.65 (5)            $27,987,709              $1,100
--------------------------------------------------------------------------------------------------------------------
Common stock, par value
$0.01 per share                198,703 (4)         $16.14 (6)             $3,207,066                $126
--------------------------------------------------------------------------------------------------------------------
TOTALS                       2,781,878                                   $44,023,218              $1,730
--------------------------------------------------------------------------------------------------------------------

-----------------------
(1) Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the Oritani Financial Corp. 2007 Equity Incentive Plan (the "Stock Benefit Plan") as a result of a stock split, stock dividend or similar adjustment of the outstanding common stock of Oritani Financial Corp. (the "Company") pursuant to 17 C.F.R. Section 230.416(a).
(2) Represents the number of shares of common stock awarded as restricted stock but not vested under the Stock Benefit Plan.
(3) Represents the number of shares of common stock currently reserved for issuance for options granted pursuant to the Stock Benefit Plan.
(4) Represents the number of shares of common stock reserved for issuance under the Stock Benefit Plan for any future grants of stock options.
(5)  Determined  pursuant to 17 C.F.R.  Section  230.457(h)(1).
(6)  Determined pursuant to 17 C.F.R. Section 230.457(c).

                             ---------------------


     This   Registration   Statement  shall  become  effective  upon  filing  in
accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. ss. 230.462.

PART I.

Items 1 and 2. Plan  Information  and Registrant  Information  and Employee Plan
               Annual Information

     The documents containing the information specified in Part I and II of Form S-8 have been or will be sent or given to participants in the Stock Benefit Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.

Item 3. Incorporation of Documents by Reference

     The  following   documents   previously  or  concurrently  filed  with  the
Commission are hereby incorporated by reference in this Registration Statement:

     a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2008 (File No. 001-33223), filed with the Commission on September 15, 2008 pursuant to Section 13(a) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act");

     b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the year covered by the Annual Report on Form 10-K referred to in (a) above; and

     c) The description of the Company's common stock contained in the Registration Statement on Form 8-A filed with the Commission on December 22, 2006 (File No. 001-33223), as amended on December 22, 2006 and January 22, 2007.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

     All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4. Description of Securities

        Not applicable.

Item 5. Interests of Named Experts and Counsel

        None.

Item 6. Indemnification of Directors and Officers

     Article VI of the Bylaws of the Company set forth circumstances under which directors, officers, employees and agents of the Company may be insured or indemnified against liability which they incur in their capacities as such:

                           ARTICLE VI. INDEMNIFICATION

     The Company shall indemnify its directors, officer, and employees in accordance with the following requirements:

     (a) Definitions and rules of construction.

          (1) Definitions for purposes of this Article

               (i) Action. The term "action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

               (ii) Court. The term "court" includes, without limitation, any court to which or in which any appeal or proceeding for review is brought.

               (iii) Final judgment. The term "final judgment" means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken.

               (iv) Settlement. The term "settlement" includes entry of a judgment by consent or confession or a plea of guilty or nolo contendere.

          (2)  References  in this Article to any  individual  or other  person,
     including   any  savings  bank,   shall   include  legal   representatives,
     successors, and assigns thereof.

     (b) General. Subject to paragraphs (c) and (f) of this Article, the Company shall indemnify any person against whom an action is brought or threatened because that person is or was a director, officer, or employee of the Company, for:

          (1) Any amount for which that person becomes liable under a judgment in such action; and

          (2) Reasonable costs and expenses, including reasonable attorney's fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this Article if he or she attains a favorable judgment in such enforcement action.

     (c) Requirements.  Indemnification  shall be made to person under paragraph
(b) of this Article only if:

          (1) Final judgment on the merits is in his or her favor;

          (2) In case of:

               (i) Settlement,

               (ii) Final judgment against him or her, or

               (iii) Final judgment in his or her favor, other than on the merits, if a majority of the disinterested directors of the Company determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of the Company or its members.

However, no indemnification shall be made unless the Company gives the Office at least 60 days' notice of its intention to make such indemnification. Such notice shall state the facts on which the action arose, the terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors shall be sent to the District Director, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the Director of the Office advises the Company in writing, within such notice period, of his or her objection thereto.

     (d) Insurance. The Company shall obtain insurance to protect it and its directors, officers, and employees from potential losses arising from claims against any of them for alleged wrongful acts, or wrongful acts, committed in their capacity as directors, officers, or employees. The Company may not obtain insurance which provides for payment of losses of any person incurred as a consequence of his or her willful or criminal misconduct.

     (e) Payment of expenses. If a majority of the directors of the Company conclude that, in connection with an action, any person ultimately may become entitled to indemnification under this Article, the directors may authorize payment of reasonable costs and expenses, including reasonable attorneys' fees, arising from the defense or settlement of such action. Nothing in this paragraph
(e) shall prevent the directors of the Company from imposing such conditions on a payment of expenses as they deem warranted and in the interests of the Company. Before making advance payment of expenses under this paragraph (e), the Company shall obtain an agreement that the Company will be repaid if the person on whose behalf payment is made is later determined not to be entitled to such indemnification.

     (f) Exclusiveness of provisions. The indemnification of any person referred to in paragraph (b) shall be governed solely by these bylaws as provided for in 12 C.F.R. ss.545.121(b) and the obtaining of insurance as referred to in paragraph (d) shall be governed by paragraph (d) of 12 C.F.R. ss.545.121.

Item 7. Exemption From Registration Claimed.

        Not applicable.

Item 8. List of Exhibits.



Regulation S-K                                                  Reference to Prior Filing or
Exhibit Number               Document                           Exhibit No. Attached Hereto
--------------               --------                           --------------------------
4        Form of Common Stock Certificate                              *

5        Opinion of Luse Gorman Pomerenk & Schick, P.C.                Attached as Exhibit 5

10       Oritani Financial Corp. 2007 Equity
         Incentive Plan                                                **

23.1     Consent of Luse Gorman Pomerenk & Schick, P.C.                Contained in Exhibit 5

23.2     Consent of Independent Registered Public Accounting Firm      Attached as Exhibit 23.2

24       Power of Attorney                                             Contained on Signature Page

----------------------
* Incorporated by reference to Exhibit 4 to the Registration Statement on Form S-1 (File No. 333-137309) filed by the Company under the Securities Act of 1933, with the Commission on September 14, 2006, and all amendments or reports filed for the purpose of updating such description.
** Incorporated by reference to Appendix A to the proxy statement for the Special Meeting of Stockholders of Oritani Financial Corp. (File No. 001-33223), filed by Oritani Financial Corp. under the Exchange Act, on March 20, 2008.

Item 9. Undertakings

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new
Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan;

     4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Washington, New Jersey, on this 14th day of October, 2008.


                                  ORITANI FINANCIAL CORP.


                        By:      /s/ Kevin J. Lynch
                                 Kevin J. Lynch
                                 Chairman, President and Chief Executive Officer (Duly Authorized Representative)

                                POWER OF ATTORNEY

     We, the undersigned directors and officers of Oritani Financial Corp. (the "Company") hereby severally constitute and appoint Kevin J. Lynch, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Kevin J. Lynch may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration of shares of common stock to be granted and shares of common stock to be issued upon the exercise of stock options to be granted under the Oritani Financial Corp. 2007 Equity Incentive Plan, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Kevin J. Lynch shall do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

Signatures                        Title                                Date



/s/ Kevin J. Lynch          Chairman, President and             October 14, 2008
--------------------------  Chief Executive Officer
Kevin J. Lynch              (Principal Executive Officer)



/s/ John M. Fields, Jr.      Senior Vice President              October 14, 2008
--------------------------   and Chief Financial Officer
John M. Fields, Jr.         (Principal Financial and Accounting
                             Officer)


/s/ Nicholas Antonaccio             Director                    October 14, 2008
--------------------------
Nicholas Antonaccio




/s/ Michael A. DeBernardi           Director                    October 14, 2008
--------------------------
Michael A. DeBernardi

/s/ James J. Doyle, Jr.             Director                    October 14, 2008
--------------------------
James J. Doyle, Jr.



/s/ Robert S. Hekemian, Jr          Director                    October 14, 2008
--------------------------
Robert S. Hekemian, Jr.



/s/ John J. Skelly, Jr.             Director                    October 14, 2008
--------------------------
John J. Skelly, Jr.

                                  EXHIBIT INDEX


Exhibit Number             Description
--------------             -----------

4 Form of Common Stock Certificate (incorporated by reference to Exhibit 4 to the Registration Statement on Form S-1 (File No. 333-137309), filed by the Company under the Securities Act of 1933 with the Commission on September 14, 2006, and all amendments or reports filed for the purpose of updating such description).

5    Opinion of Luse Gorman Pomerenk & Schick, P.C.

10 Oritani Financial Corp. 2007 Equity Incentive Plan (incorporated by reference to Appendix A to the proxy statement for the Special Meeting of Stockholders of Oritani Financial Corp. (File No. 001-33223), filed by Oritani Financial Corp. under the Securities Exchange Act of 1934, on March 20, 2008).

23.1 Consent of Luse Gorman Pomerenk & Schick, P.C. (contained in the opinion included as Exhibit 5).

23.2 Consent of Independent Registered Public Accounting Firm

24 Power of Attorney (contained in the signature page to this Registration Statement).

                                    Exhibit 5

                  OPINION OF LUSE GORMAN POMERENK & SCHICK, PC

                          LUSE GORMAN POMERENK & SCHICK
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW

                     5335 WISCONSIN AVENUE, N.W., SUITE 400
                             WASHINGTON, D.C. 20015

                            TELEPHONE (202) 274-2000
                            FACSIMILE (202) 362-2902
                                 www.luselaw.com

WRITER'S DIRECT DIAL NUMBER                                      WRITER'S EMAIL
(202) 274-2000


October 15, 2008

Board of Directors
Oritani Financial Corp.
370 Pascack Road
Township of Washington, New Jersey 07676

         Re: Oritani Financial Corp. 2007 Equity Incentive Plan Registration Statement on Form S-8

Gentlemen:

     You have requested the opinion of this firm as to certain matters in connection with the issuance of Oritani Financial Corp. (the "Company") common stock, par value $.01 per share (the "Common Stock"), pursuant to the Oritani Financial Corp. 2007 Equity Incentive Plan (the "Stock Benefit Plan"). We have reviewed the Company's Charter, Registration Statement on Form S-8 (the "Form S-8"), as well as applicable statutes and regulations governing the Company and the offer and sale of the Common Stock.

     Based on the foregoing, we are of the following opinion:

     Upon the effectiveness of the Form S-8, the Common Stock, when issued in connection with the exercise of options granted pursuant to the Stock Benefit Plan and shares of Common Stock granted under the Stock Benefit Plan, will be legally issued, fully paid and non-assessable.

     This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm. We hereby consent to the use of this opinion in the Form S-8.

                                             Very truly yours,


                                            /s/ LUSE GORMAN POMERENK & SCHICK
                                            A Professional Corporation

                                  Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

KPMG
                         KPMG LLP
                         New Jersy Headquarters
                         150 John F. Kennedy Parkway
                         Short Hills, NJ 07078


            Consent of Independent Registered Public Accounting Firm




The Board of Directors
Oritani Financial Corp.
Township of Washington, New Jersey



We consent to the use in the Registration Statement on Form S-8 related to the Oritani Financial Corp. 2007 Equity Incentive Plan of our reports dated September 11, 2008 with respect to the consolidated balance sheets of Oritani Financial Corp. and subsidiaries as of June 30, 2008 and 2007, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended June 30, 2008 and the effectiveness of internal control over financial reporting incorporated by reference herein.

/s/ KPMG LLP

Short Hills, New Jersey
October 13, 2008